EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-73132 and 333-98803 on Forms S-8 of our report dated March 10, 2004 relating to the consolidated financial statements of Westfield Financial, Inc. and subsidiaries for the year ended December 31, 2003 appearing in this Annual Report on Form 10-K of Westfield Financial, Inc. for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Hartford, Connecticut
March 13, 2006

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